UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2015

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8190, 601 E. Third Street, Little Rock, Arkansas	72203-8190
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective May 19, 2015, Acxiom Corporation (“Acxiom” or the “Company”) entered into Amendment No. 1 to Fifth Amended and Restated Credit Agreement (the “Amendment”) among Acxiom, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.  The Amendment proposes to amend the Fifth Amended and Restated Credit Agreement dated as of October 9, 2013 (as amended, the “Credit Agreement”) among Acxiom, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.  The Amendment became effective simultaneously with the previously announced signing of the Contribution and Stock Purchase Agreement (the “Purchase Agreement”), dated May 19, 2015, by and between Aspen Holdco, Inc., Acxiom Corporation, Acxiom IT Outsourcing, Inc., Acxiom Limited, Aspen Hivedown Limited, Acxiom Global Service Center Polska sp. z.o.o., Acxiom Polska sp. z.o.o. w likwidacji, and Acxiom ITO Polska sp. z.o.o., pursuant to which the Company has agreed to sell its IT Infrastructure Management business, but the effectiveness of the amendments contained in the Amendment are conditioned on, among other things, the closing of the transactions contemplated by the Purchase Agreement.

Upon effectiveness of the amendments contained in the Amendment, the minimum fixed charge coverage ratio Acxiom is required to have pursuant to the Credit Agreement will be reduced to a ratio of 1.00 to 1.00 for the fiscal quarters ending on September 30, 2015, December 31, 2015 and March 31, 2016.  During such time, Acxiom will not be entitled to declare or pay any dividends and share repurchases will be limited to no more than $100 million depending upon Acxiom’s leverage ratio.   After March 31, 2016, the minimum fixed charge coverage ratio and the restrictions on dividends and share repurchases will return to the requirements in the Credit Agreement that were in effect prior to the Amendment.  In addition, the Amendment revises certain definitions in the Credit Agreement to clarify the effect of acquisitions and dispositions by Acxiom and its subsidiaries on certain financial determinations.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02                      Results of Operations and Financial Condition.

On May 21, 2015, the Company issued a press release announcing the results of its financial performance for the fourth quarter and fiscal year ended March 31, 2015. The Company will hold a conference call at 4:00 p.m. CT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  Management believes that these non-GAAP financial measures are helpful in understanding the Company’s past financial performance and future financial performance.

The attached press release includes the following non-GAAP measures:

•
Income (loss) from operations excluding unusual items and diluted earnings (loss) per share attributable to Acxiom shareholders excluding unusual items, and segment income from operations excluding unusual items.. Operating income excluding unusual items and diluted earnings (loss) per share attributable to Acxiom shareholders excluding unusual items represent income from the Company’s operations less expenses related to discontinued operations, impairment of goodwill and other assets, gains, losses and other items, the impact of business separation and transformation expenses recorded in selling, general and administrative expense, the impact of purchased intangible asset amortization recorded in cost of revenue, and the impact of non-cash stock compensation recorded in both cost of revenue and selling, general and administrative expense and the impact of accelerated amortization recorded in cost of revenue.  For the prior year, diluted earnings (loss) per share attributable to Acxiom shareholders also excludes the impact of an investment gain recorded in other income.  Segment income from operations excluding unusual items represents segment income from operations excluding purchased intangible asset amortization and non-cash stock compensation that was charged to the segment for GAAP purposes.  The Company’s management believes that these non-GAAP measures are meaningful since they represent the recurring income from the Company’s operations before one-time items, which are not a recurring part of the Company’s ordinary course operations, and before purchased intangible asset amortization and non-cash stock compensation, which are recurring non-cash expenses.  The non-GAAP measures are reconciled to the corresponding GAAP measures of income (loss) from operations and diluted earnings (loss) per share attributable to Acxiom shareholders in a schedule to the press release.

•
Free cash flow available to equity.  Free cash flow available to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt. The Company’s management believes that this measure of free cash flow available to equity is meaningful since it represents the amount of money available for the Company’s discretionary spending after funding all required obligations including scheduled debt payments, and it therefore provides a useful measure of liquidity for assessing the amount of cash available for general corporate and strategic purposes. Free cash flow available to equity is reconciled to operating cash flow, the nearest comparable GAAP measure, in a schedule to the press release.

The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as substitutes for measures of financial performance or liquidity prepared in accordance with GAAP.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, Dr. Ann Die Hasselmo, a current director, informed the Company’s board of directors of her intention not to stand for re-election at the 2015 Annual Meeting of Stockholders on August 18, 2015.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1 99.1

Amendment No. 1 to Fifth Amended and Restated Credit Agreement, effective as of May 19, 2015, by and among Acxiom Corporation, the Lenders party hereto and JPMorgan Chase Bank, N.A.

Press Release of the Company dated May 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 21, 2015

ACXIOM CORPORATION

By: /s/ Jerry C. Jones
Name:  Jerry C. Jones
Title:	Chief Ethics and Legal Officer & Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1 99.1

Amendment No. 1 to Fifth Amended and Restated Credit Agreement, effective as of May 19, 2015, by and among Acxiom Corporation, the Lenders party hereto and JPMorgan Chase Bank, N.A.

Press Release of the Company dated May 21, 2015